                                                                   EXHIBIT 21.01

                             MATERIAL SUBSIDIARIES

NAME OF SUBSIDIARY                                      JURISDICTION OF INCORPORATION
------------------                                      -----------------------------
The Art Institutes International, Inc.                  Pennsylvania
The Art Institute of Atlanta, Inc.                      Georgia
The Art Institute of Dallas, Inc.                       Texas
The Art Institute of Fort Lauderdale, Inc.              Florida
The Art Institute of Houston, Inc.                      Texas
The Illinois Institute of Art, Inc.                     Illinois
The Illinois Institute of Art at Schaumburg, Inc.       Illinois
The Art Institute of Los Angeles, Inc.                  California
The Art Institute of Los Angeles--Orange County,
  Inc.                                                  California
The Art Institutes International Minnesota, Inc.        Minnesota
The New York Restaurant School, Inc.                    New York
The Art Institute of Philadelphia, Inc.                 Pennsylvania
The Art Institute of Phoenix, Inc.                      Arizona
The Art Institutes International at Portland, Inc.      Oregon
The Art Institutes International at San Francisco,
  Inc.                                                  California
The Art Institute of Seattle, Inc.                      Washington
The Colorado Institute of Art, Inc.                     Colorado
The National Center for Professional Development,
  Inc.                                                  Georgia
NCPT, Inc.                                              Georgia
American Business and Fashion Institute, Inc.           North Carolina
Massachusetts Communications College                    Massachusetts